EXHIBIT 10.3

                         COMMON STOCK PURCHASE AGREEMENT

            THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated and entered into as of March 6, 2002, by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (the "Company"), and LABORATORIOS DEL DR. ESTEVE S.A., a corporation organized and existing under the laws of Spain ("Purchaser").

      WHEREAS, the Company and Purchaser, have entered into a (i) Sublicense and Collaboration Agreement (the "Collaboration Agreement") and (ii) a Supply Agreement (the "Supply Agreement," both dated as of the date hereof, and collectively with this Agreement, the "Transaction Agreements"); and

      WHEREAS, in connection with the foregoing, the Company wishes to issue and sell and Purchaser desires to purchase a number of shares (the "Shares") of common stock, par value $.001 per share, of the Company ("Common Stock"), determined by dividing $4,000,000 by the Purchase Price (as defined below). The "Purchase Price" shall mean the average Closing Sales Price for the 30 consecutive trading days immediately preceding March 5, 2002, multiplied by 1.5, i.e., 150% of such number. The "Closing Sales Price" shall be the reported per share closing sales price of the Common Stock on the Nasdaq SmallCap Market (the "SmallCap Market") at 4PM on the applicable trading day.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

      1. Purchase and Sale of Shares and Warrants.

            1.1 At the Closing (as hereinafter defined), subject to the terms and conditions contained in this Agreement, in payment of the full purchase price for the Shares, Purchaser shall provide a wire transfer of immediately available funds to the Company in an amount equal to Four Million Dollars ($4,000,000) using the following wire transfer instructions (all amounts referred to in this Agreement shall be in United Stated Dollars):

                    Bank Name:       First Union Bank
                                     401 Tryon Street
                                     Charlotte, NC (USA) 28288
                    ABA No.:         053000219
                    Beneficiary:     Discovery Laboratories, Inc
                    Account No.:     9070293484
                    Swift Code:      PNBPUS3NNYC

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      2. Closing; Deliveries at Closing.

            2.1 Closing. The purchase and sale of the Shares shall take place at a closing (the "Closing") to be held at the offices of Roberts, Sheridan & Kotel, The New York Practice of Dickstein Shapiro's Corporate & Finance Group at 1177 Avenue of the Americas, 41st Floor, New York, NY 10036-2714 within twenty four (24) hours after the date of this Agreement, or at such other location, time and date as may be mutually agreed upon by the parties (the "Closing Date").

            2.2 Deliveries at Closing. After the Closing, the Company shall deliver a stock certificate evidencing the Shares, all issued in the name of Purchaser and dated as of the Closing Date.

      3. Conditions to Closing.

            3.1 Conditions to Purchaser's Obligations at Closing. The obligation of Purchaser to purchase and pay for the Shares at the Closing is subject to each of the following conditions precedent:

            (a) Officer's Certificate. Purchaser shall have received at the Closing, a certificate, executed by the appropriate officer of the Company and dated as of the Closing Date, together with and certifying: (i) the names of the officers of the Company authorized to sign this Agreement together with the true signatures of such officers; (ii) a copy of the certificate of incorporation of the Company, as amended and in effect as of the Closing Date; (iii) a copy of the bylaws of the Company, as amended and in effect as of the Closing Date; (iv) that the representations and warranties contained in Section 4 hereof are true and correct as of the Closing Date; and (v) that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date;

            (b) Transaction Agreements. Purchaser shall have received at the Closing the Transaction Agreements, duly executed by an authorized officer of the Company; and

            (c) Instruction Letter. The Company shall have transmitted an instruction letter to its stock transfer agent directing it to issue to Purchaser the stock certificate for the Shares, and Purchaser shall have received a copy of such letter.

            3.2 Conditions to Company's Obligations at Closing. The obligation of the Company to issue and sell the Shares at the Closing is subject to each of the following additional conditions precedent:

            (a) Transaction Agreements. The Company shall have received at the Closing the Transaction Agreements, duly executed by an authorized officer of Purchaser; and

            (b) Payment. Purchaser shall have delivered Four Million Dollars ($4,000,000) in immediately available funds to Company's specified account in accordance with Section 1.1.


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      4. Representations and Warranties by the Company. The Company represents and warrants to the Purchaser as of the date hereof that:

            4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company.

            4.2 No Actions. There are no legal or governmental actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits, proceedings or investigations, individually or in the aggregate, might prevent or might reasonably be expected to have a material adverse affect on the transactions contemplated by this Agreement. The Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

            4.3 Compliance with Other Instruments. Except for such matters which, either individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company, the execution and delivery of, and the performance and compliance with this Agreement and the transactions contemplated hereby, with or without the giving of notice, will not (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, (ii) violate the Certificate of Incorporation or Bylaws of the Company, or, subject to the accuracy of the representations and warranties of the Purchasers contained in Article 5 of this Agreement, any law, rule, regulation, judgment, order or decree or (iii) except for the registration of the Shares under the Securities Act of 1933 (the "Securities Act"), the listing of the Shares on the SmallCap Market and such consents, notifications, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934 (the "Exchange Act") and applicable state securities or "blue sky" laws in connection with the purchase of the Shares by the Purchaser, require any consent, notification, approval, authorization or order of or filing with any court or governmental agency or body. The Company is not in violation of its Certificate of Incorporation or Bylaws nor in violation of, or in default under, any lien, mortgage, lease, agreement or instrument, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company. The Company is not subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement, except for such restrictions which would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

            4.4 Shares. The Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (other than arising herein


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or under federal or state securities or "blue sky" laws). The issuance of the
Shares shall not be subject to any preemptive or other similar rights.

            4.5 Securities Laws. Subject to the accuracy of the representations and warranties of the Purchasers contained in Section 5 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and from the registration or qualifications requirements of the laws, rules and regulations of any applicable state or other U.S. jurisdiction.

            4.6 Authorized Capital Stock.

            (a) As of the Closing Date, 25,563,818 shares of Common Stock and no shares of the Company's preferred stock, par value $.001 per share ("Preferred Stock"), were issued and outstanding. All of the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable.

            (b) Except as set forth on Schedule 4.6(b) and in Section 5.12, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated (x) to issue or sell shares of its Common Stock or Preferred Stock or (y) to register shares of its Common Stock or Preferred Stock. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

            4.7 Corporate Acts and Proceedings. This Agreement has been duly authorized by the requisite corporate action and has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary to the authorization, issuance and delivery of the Shares has been taken by the Company.

            4.8 No Implied Representations. All of the Company's representations and warranties are contained in this Agreement, and no other representations or warranties by the Company shall be implied.

            4.9 Filing of Reports. Since the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, the Company has filed with the SEC all reports and other material required to be filed by it therewith pursuant to Section 13, 14 or 15(d) of the Exchange Act and the Company is eligible to register the offer and resale of the Shares and the Warrant Shares on a Registration Statement on Form S-3, or a successor form.

            4.10 Compliance with Laws. The business and operations of the Company have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company.


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

            4.11 Proprietary Rights. The Company does not have any actual knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") which are material to the business of the Company, as now conducted or as proposed to be conducted. To the Company's actual knowledge, no action, suit, arbitration, or legal, administrative or other proceeding or investigation is pending or threatened which involves any Proprietary Rights. To the Company's knowledge, the Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and the Company has not entered into and is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the financial condition or business of the Company. The Company has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights by the Company.

            4.12 Closing Date. Except as to representations and warranties that speak of a specific date or period, all the representations and warranties made by the Company in this Section 4 shall be true and complete from the date of this Agreement through the Closing Date.

            4.13 Permits, Licenses, Etc. The Company owns, possesses or has obtained, and is operating in compliance with, all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations (collectively, "Permits") necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its businesses or operations as currently conducted, except such Permits the failure of which to obtain would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company, and the Company has not received any notice of proceedings relating to the revocation, modification or suspension of any Permits), if such proceedings would have a material adverse effect on the Company, or any circumstance which would lead it to believe that such proceedings are reasonably likely.

            4.14 Insurance. The Company maintains insurance of the type and in the amount reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

            4.15 Changes. Since the Company last filed its Current Report on Form 8-K on January 14, 2002, the Company has not, to the extent material to the Company, (i) incurred any debts obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business, (ii) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, (iii) waived any debt owed to the Company or its subsidiaries, (iv) satisfied or discharged any lien, claim, or encumbrance or paid any obligation other than in the ordinary course of business, (v) declared or


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paid any dividends or (vi) entered into any transaction other than in the usual and ordinary course of business.

            4.16. Reports and Financial Statements. Prior to the execution hereof, the Company has delivered to the Purchasers true and complete copies of the Company's most recently filed Form 10-KSB, as amended, and the Proxy Statement in connection with the Company's most recent Annual Meeting of Stockholders and all Forms 10-QSB, 8-K and 8-K/A filed by the Company with the Securities and Exchange Commission (collectively, the "SEC") after January 1, 2001, in each case without exhibits thereto (the "SEC Reports"). As of their respective filing dates, the SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. The SEC Reports, when read as a whole, as they may be updated or amended, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements.

      5. Representations and Warranties by, and Covenants of, the Purchaser.

      The Purchaser represents and warrants to, and covenants and agrees with, the Company, as of the Closing Date, as follows:

            5.1 Authorization. Purchaser is duly organized and in good standing in the jurisdiction of its organization and has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver the Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under the Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. If Purchaser is an entity, the person(s) signing on behalf of such entity hereby warrant and represent that they have the authority to execute this Agreement on behalf of each party for whom they have signed.

            5.2 Investor Status. Purchaser is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Purchaser acknowledges receiving and reviewing the documents comprising the SEC Reports, including the documents filed with the SEC included as exhibits thereto. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to utilize the


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information received, to evaluate the risks involved in purchasing the Shares, to make an informed decision about purchasing the Shares and to protect its own interests in connection with the purchase of the Shares and is able to bear the risks of an investment in the Shares. Purchaser is not itself a "broker" or a "dealer" as defined in the Exchange Act and is not an "affiliate" of the Company as defined in Rule 405 promulgated under the Securities Act.

            5.3 Investment Intent. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only and not with a present view to or for resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities or "blue sky" laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has, in connection with its decision to purchase the number of Shares set forth in this Agreement, relied solely upon the SEC Reports and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and under this Agreement.

            5.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Purchaser is able to bear the economic risk of holding the Shares for an indefinite period of time and can afford a complete lost of its investment. Purchaser understands that until the Shares have been registered for resale by the Purchasers in compliance with applicable securities laws, the certificates evidencing the Shares will be imprinted with the legend set forth in Section 5.5 that prohibits the transfer of the Shares unless (a) such transaction is registered or such registration is not required or (b) if the transfer is pursuant to an exemption from registration, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is not required to be registered or is so exempt.

            5.5 Legend. Until and unless the Registrable Securities (as such term is hereinafter defined) are registered under the Securities Act and any applicable state securities or "blue sky" laws and regulations, and as permitted by law, each certificate representing the Registrable Securities shall bear substantially the following legend (in addition to any legends required under applicable state securities or "blue sky" laws):

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT OR UNDER SUCH LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, AND ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE COMMON STOCK PURCHASE AGREEMENT DATED MARCH __, 2002, BETWEEN


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            DISCOVERY LABORATORIES, INC., AND LABORATORIOS DEL Dr. esteve S.A.,
            A COPY OF WHICH IS AVAILABLE UPON WRITTEN REQUEST OF THE CORPORATE SECRETARY OF DISCOVERY LABORATORIES, INC."

            "Registrable Securities" shall mean (i) the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; provided, however, that "Registrable Securities" shall not include any securities sold by a person either pursuant to a registration statement or Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

            5.6 No Legal, Tax Or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted, at its own risk and expense, such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

            5.7 Closing Date. All the representations and warranties made by the Purchaser in this Section 5 shall be true and complete from the date of this Agreement through the Closing Date and the Purchaser shall provide the Company, before the Closing, with any documents or information necessary for such representations and warranties to remain true and complete as of the Closing Date.

            5.8 Compliance with Other Instruments. The execution and delivery of this Agreement, the purchase of the Shares and the performance by the Purchaser of all other obligations of the Purchaser contemplated hereby will not (i) violate any law, rule, regulation, judgment, order or decree applicable to Purchaser or (ii) require any consent, approval, authorization or order of, or filing with, any court or governmental agency or body. Purchaser is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement, except for such restrictions which would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

            5.9 Compliance with Insider Trading Rules. Purchaser acknowledges and agrees that it is aware, and that it will advise each of its affiliates and representatives that is provided any confidential information of the Company that the United States securities laws provide that any person who has received directly or indirectly from an issuer such as the Company material, non-public information is prohibited from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and that violation of such prohibition may involve severe civil and criminal penalties. Accordingly, Purchaser will not directly or indirectly, through related parties or otherwise, purchase, trade, offer, pledge, sell, contract to sell or to purchase or sell or "short" or "short against the box" (as those terms are generally understood in the securities markets), or otherwise dispose of or acquire, any securities of the Company or options in respect of such securities. Purchaser further agrees not to provide any person with material, nonpublic information, received from the Company or its representatives, including any relative, associate, or other


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individual who intends to, or may, (a) trade securities with respect to the
Company which is the subject of such information or (b) otherwise directly or indirectly benefit from such information.

            5.10 No Brokers. Purchaser represents and warrants that it has not "engaged," "consented to" or "authorized" any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Purchaser agrees to indemnify and hold the Company harmless from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Purchaser hereunder.

            5.11 Reliance on Representations. Purchaser acknowledges that the Company and its counsel are entitled to rely on the representations and warranties made above.

            5.12 Pre-existing Registration Rights. Purchaser acknowledges that 1,765,608 shares of Common Stock (subject to adjustment in the case of a stock split or recapitalization of the Company and, potentially additional shares that shall be issuable upon the exercise of certain warrants which are issuable upon the certain contractual obligations of the Company) that have been previously issued by the Company, or are issuable by the Company upon the exercise of certain warrants, are subject to "piggyback" registration rights and that the holder(s) thereof may elect to exercise such rights in connection with any registration statement to be filed by the Company pursuant to Section 6, and that the exercise of any such rights, and the performance by the Company of its obligations in connection therewith shall not be a violation of the terms of this Agreement.

      6. Registration Rights, Indemnification. As used herein, "Holder" shall mean the Purchaser or any subsequent valid transferee of the Registrable Securities of the Purchaser in accordance with the terms of this Agreement.

            6.1 Required Registration.

            (a) At any time following one hundred eighty (180) days after the date of this Agreement, the Holders of Registrable Securities who hold and propose to sell Registrable Securities with an aggregate value of at least $500,000 shall have the right to require the Company to register under the Securities Act on Form S-3, or other comparable or successor form, such shares by delivering written notice thereof to the Company. All such registrations shall be non-underwritten. For so long as the Company may be obligated to effect a registration statement pursuant to this Section 6.1, the Company shall use reasonable efforts to be and remain eligible to use Form S-3 or other appropriate comparable or successor form under the Securities Act.

            (b) The Company shall be obligated to register Registrable Securities pursuant to this Section 6.1 on not more than one occasion during any twelve-month rolling period, or on more than two occasions in the aggregate; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities requested to be included in such registration statement by the Holders thereof, for sale in accordance with the method of disposition specified by the requesting Holders, shall have become effective or if the Holders participating in the registration withdraw from the registration.


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

            (c) The Company shall be entitled to include in any registration statement referred to in this Section 6.1, for sale in accordance with the method of disposition specified by requesting holders, shares of Common Stock to be sold by the Company for its own account or for the account of other security holders of the Company, but, with respect to shares to be sold by the Company, only to the extent that such inclusion will not adversely affect, in the Company's good faith determination, the offering for the account of the Holders of Registrable Securities.

            (d) If, in the event of an offering pursuant to this Section 6.1, the Company, in its good faith discretion, or, in the event the offering is underwritten, the managing underwriter, shall be of the opinion that the inclusion of the Registrable Securities would adversely affect the marketing of the securities to be sold pursuant to such registration statement or would otherwise have a material adverse effect on the Company, the number of shares of Registrable Securities to be included in such registration statement may be limited and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner:
(I) first, pro rata among the holders of Registrable Securities demanded to be registered therein by the Holders in proportion, as nearly as practicable, to the respective amounts of shares of Common Stock requested to be registered therein by such holders at the time of filing the registration statement; and
(II) second, other securities requested to be registered in such registration, including, without limitation, securities requested to be registered therein by the Company and by any holders of "piggyback" registrations rights.

            6.2 Incidental Registration. If the Company at any time (other than pursuant to Section 6.1) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, or which relate to employee benefit plans or with respect to corporate reorganizations or other transactions subject to Rule 145 of the Securities Act), each such time it will give written notice to all Holders of outstanding Registrable Securities of its intention so to do. Upon the written request of any such Holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use its reasonable efforts to cause such Registrable Securities to be included in the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition of such Registrable Securities so registered. If, in the event of an offering pursuant to this Section 6.2, the Company, in its good faith discretion, or, in the event the offering is underwritten, the managing underwriter, shall be of the opinion that the inclusion of the Registrable Securities would adversely affect the marketing of the securities to be sold pursuant to such registration statement or would otherwise have a material adverse effect on the Company, the number of shares of Registrable Securities to be included in such registration statement may be limited and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner:
(I) first, the securities requested to be registered therein by the Company shall be included; (II) second, the securities demanded to be registered therein by the holders of "demand" registration rights; (III) third, pro rata among the other holders of shares of Common Stock, including the Registrable Securities, in proportion, as nearly as practicable, to the respective amounts of shares of Common Stock requested to be registered by such holders at the time of filing the registration statement.

            6.3 Registration Procedures. If and whenever the Company is required by the provisions of Section 6.1 or 6.2 to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as reasonably possible:

            (a) prepare and file with the SEC a registration statement with respect to such securities as soon as reasonably practicable after delivery of the applicable notice, and in any event within thirty (30) days thereof, and use reasonable efforts to cause such registration statement to become effective within ninety (90) days after delivery of such notice and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided); provided, however, that that Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed ninety (90) days in any twelve-month period if in the reasonable judgment of the Company's Board of Directors it would be detrimental to the Company to effect a registration at such time;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the related prospectus as may be necessary to keep such registration statement effective for the period specified in paragraph
(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period; provided, however, the Holders hereby acknowledge that the Company may notify the Holders of the suspension of the use of the prospectus forming a part of the registration statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the SEC or until the Company has otherwise amended or supplemented such prospectus, and upon receipt of such notice the Holders shall immediately suspend the use of the prospectus and shall not offer or sell any securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Holders notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holders notice that Holders may thereafter effect sales pursuant to said prospectus. Notwithstanding anything herein to the contrary, the Company
(i) shall not suspend use of the registration statement by Holders unless such suspension is in the good faith opinion of the Company and its counsel advisable under the federal securities laws and the rules and regulations promulgated thereunder; and (ii) shall use its best efforts to amend to such registration statement or amend or supplement such prospectus as soon as practicable to again permit sales pursuant to said prospectus;

            (c) furnish to each seller of Registrable Securities and to each underwriter, if applicable, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

            (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) promptly notify each seller of Registrable Securities and each underwriter, if applicable, under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

            (f) if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, in form and substance as is customarily given in an underwritten public offering; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, in form and substance as is customarily given in an underwritten public offering.

            For purposes of Section 6.3(a) and (b), the period of distribution of Registrable Securities in any registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and one hundred twenty (120) days after the effective date thereof (the "Registration Period").

            6.4 Expenses. All expenses incurred by the Company in complying with Sections 6.1 and 6.3 (to the extent applicable), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, but excluding Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses". The Company will pay all Registration Expenses in connection with each registration statement under Section 6.1. All (i) Selling Expenses, (ii) fees and disbursements of counsel for the sellers of Registrable Securities and (iii) any expenses incurred in complying with Section 6.2, in connection with each such registration statement shall be borne by the participating sellers on a pro rata basis based on the number of Registrable Securities included in such registration statement.

            6.5 Indemnification and Contribution.

            (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 6.1 or 6.2, to the extent permitted by applicable law, the Company will indemnify and hold harmless each seller of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, actions or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or other applicable Federal or State securities or "blue sky" laws, to the extent that such losses, claims, damages, actions or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable, to any such indemnitee if and to the extent that any such loss, claim, damage, action or liability arises out of or is based upon an
(i) untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such indemnitee in writing or (ii) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary or earlier effective prospectus and corrected in a final or amended prospectus, and such indemnitee failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the buyer of such Registrable Securities; provided, further, that the indemnity agreement contained in this Section 6.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

            (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 6.1 or 6.2, to the extent permitted by applicable law, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, each officer of the Company, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, actions or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or other applicable Federal or State securities or "blue sky" laws, to the extent that such losses, claims, damages, actions or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, action or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by or on behalf of such seller specifically for use in such registration statement or prospectus; provided, further, that the indemnity agreement contained in this
Section 6.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller, which consent shall not be unreasonably withheld; provided, that such consent shall not be required if the settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6.5 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6.5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have provided the Company with a legal opinion of counsel reasonably satisfactory to the Company and its counsel that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred; provided, further, that the Company shall not have any reimbursement obligation for the expenses and fees of more than one such separate counsel for all indemnitees.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 6.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 6.5; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            6.6 Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

            6.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

            6.8 Certain Holder Obligations. (a) As a condition to the inclusion of its Registrable Securities in a registration effected pursuant to Section 6.1 or 6.2, the Holders will promptly provide the Company with such information as the Company shall reasonably request in order to prepare the applicable registration statement for such registration, including, but not limited to, information regarding the Holders, the securities of the Company owned beneficially or of record by the Holders, the distribution proposed by the Holders, a customary selling securityholders questionnaire and, upon the Company's request, the Holders shall provide such information in writing and signed by the Holders and stated to be specifically for inclusion in the applicable registrations. In the event that the distribution of the Common Stock covered by the applicable registration statement shall be effected pursuant to an underwritten offering as contemplated by Section 6.2, the inclusion of the Registrable Securities shall be conditioned on the Holders' execution and delivery of a customary underwriting agreement with terms and conditions reasonably satisfactory to the Company with respect thereto.

            (b) The Holders shall not take any action with respect to any distribution deemed to be made pursuant to any registration statement pursuant to Section 6.1 or 6.2, which would constitute a violation of Regulation M under the Exchange Act.

            (c) If, at the end of the Registration Period, the Holders have Registrable Securities which were included in such registration statement, the Holders shall discontinue sales of such securities pursuant to the registration statement and prospectus upon receipt of notice from the Company of its intention to remove from registration the shares covered by registration statement which remain unsold (as permitted under the provisions of this Section
6), and the Holders shall notify the Company of the number of shares registered which remain unsold promptly upon receipt of such notice from the Company.

            (d) The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of the terms of this Section 6.

            (e) The Registrable Securities shall not be transferable in the absence of registration under the Securities Act and any applicable state securities or "blue sky" laws and regulations or an exemption therefrom or in the absence of compliance with any term of the Agreement.

            (f) Purchaser hereby covenants with the Company not to make any sale of the Registrable Securities except either (i) a sale of Registrable Securities in accordance with the Registration Statement, in which case the Purchaser covenants to comply with the requirement of delivering a current prospectus,
(ii) a sale of Registrable Securities in accordance with Rule 144, in which case the Purchaser covenants to comply with Rule 144 and to deliver such additional certificates and documents as the Company may reasonably request or (iii) in accordance with another exemption from the registration requirements of the Securities Act. The legend set forth in Section 5.5 will be removed from a certificate representing Registrable Securities following and in connection with any sale of Registrable Securities or pursuant to subsection (i) or (ii) hereof but not in connection with any sale of Registrable Securities pursuant to subsection (iii) hereof.

            6.9 Termination of Registration Rights. Notwithstanding Section 6.3, the obligations of the Company to register shares of Registrable Securities under Section 6.1 or 6.2 for a Holder of Registrable Securities shall terminate on the date on which such Holder can, in the reasonable opinion of counsel to the Company, sell all shares of its Registrable Securities in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

      7. Additional Agreements.

            7.1 Short Sales, etc. Purchaser represents and agrees that, during the period from February 1, 2002 through the date of this Agreement, Purchaser and its Affiliates (as hereinafter defined) did not and, from the date hereof until the second anniversary of the date of this Agreement, Purchaser will not, and shall cause its Affiliates not to, execute or effect or cause to be executed or effected any "short sale" (as defined in Rule 3b-3 of the Exchange Act) of Common Stock or any hedging transaction in which the other party to such transaction is reasonably likely to engage in such a short sale as a direct result of such transaction. For the purposes of this Agreement, "Affiliate" shall have the meaning given such term in Rule 12b of the Exchange Act.

            7.2 Restriction on Purchase of Common Stock. Until the expiration or termination of the Collaboration Agreement, Purchaser will not, and shall cause its Affiliates not to, purchase or become the beneficial owner of any shares of Common Stock which results in Purchaser and its Affiliates beneficially owning more than nineteen percent (19%) of the issued and outstanding shares of Common Stock; provided, however, that (a) nothing in this Section shall prevent Purchaser and its Affiliates from acquiring Common Stock contemplated by the Transaction Agreements and (b) Purchaser shall not be deemed to violate this Section as a result of any reorganization, recapitalization, stock repurchase, stock combination or other similar transaction effected by the Company with respect to the Common Stock if Purchaser and its Affiliates beneficially owned less than 19% of the issued and outstanding shares of Common Stock before giving effect to such transaction. For the purposes of this Section 7.2, "beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

            7.3 Restrictions on Sale of Shares.

            (a) Until one hundred eighty (180) days after the date of this Agreement, Purchaser will not sell or otherwise transfer the Shares.

            (b) If, at any time prior to the third anniversary of the date of this Agreement, Purchaser proposes to sell Shares constituting one percent (1.0%) or more of the outstanding shares of Common Stock, then Purchaser shall first offer to sell such Shares of the Company, and the parties agree to negotiate in good faith to reach an agreement on the purchase price and other terms of the sale of such Shares to the Company. If the parties are not able to reach such an agreement within 30 business days (a business day shall be any day other than a Saturday, Sunday or legal holiday on which banks in New York and Spain are open for the conduct of their banking business), then Purchaser shall be free to proceed with such sale to a third party so long as it complies with any other applicable terms of this Agreement.

            (c) Until the expiration or termination of the Collaboration Agreement, Purchaser will not knowingly sell the Shares to a person or entity which actively sells, distributes, markets, develops, or produces a pharmaceutical product which directly competes with the Company. In any event, this subsection (c) shall not prevent Purchaser from selling the Shares in open-market transactions.

            (d) The restrictions under this Section shall not be applicable to any transfers of the Shares to any Affiliate of Purchaser, so long as such Affiliate agrees in advance of such transfer in an enforceable written instrument to be bound by all the terms and conditions of this Agreement as if it were Purchaser and a party hereto, which instrument shall be delivered a reasonably practicable time prior to such sale or transfer.

            7.4 Voting Agreement. Until the earlier of (i) such time that Purchaser beneficially owns less than 1.5% of the issued and outstanding shares of Common Stock of the Company, and (ii) the completion of the Company's annual meeting of shareholders for the calendar year 2003, at each annual meeting of the shareholders of the Company or in connection with any other meeting or action by written consent in lieu of a meeting of the shareholders of the Company, Purchaser shall vote or act with respect to all shares of Common Stock beneficially owned by it (x) in favor of all persons nominated by the then current Board of

Directors of the Company for election to the Board of Directors of the Company and (y) in accordance with the recommendations of the Board of Directors with respect to any other issue; provided, that this clause (y) shall not apply to any issue that is directly related to the matters which are subject to the Transaction Agreements. The voting agreement contained in this Section 7.4 is irrevocable to the extent permitted by applicable law and is coupled with an interest. Until the earlier of (i) such time that Purchaser beneficially owns less than 2.5% of the issued and outstanding shares of Common Stock of the Company, and (ii) three years after the date of this Agreement, at and in relation to each annual meeting of the shareholders of the Company or in connection with any other meeting or action by written consent in lieu of a meeting of shareholders of the Company, Purchaser will not actively oppose any items referred to in clauses (x) and (y) above.

            7.5 Continuation of Certain Restrictions. If at any time prior to the third anniversary of the date of this Agreement, Purchaser transfers Shares in accordance with the provisions of this Agreement, Purchaser shall not effect such transfer unless the transferee agrees in an enforceable written instrument to be bound by the terms and conditions of Sections 7.1, 7.3(c), and 7.4; provided, however, that (i) such transferee shall not be bound to any greater extent as to duration of time or otherwise than Purchaser is bound under such Sections on the date of this Agreement and (ii) this Section 7.5 shall not apply to any transfer by Purchaser to a transferee that will own one-half of one percent (.5%) or less of the Company's outstanding shares of Common Stock after giving effect to such transfer.

      8. Miscellaneous.

            8.1 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            8.2 Choice of Law; Venue. (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law. In the event that a judicial proceeding is necessary, the sole forum for resolving disputes arising out of or relating to this Agreement is the Supreme Court of the State of New York in and for the County of New York or the Federal Courts for such state and county, and all related appellate courts (collectively, the "New York Courts"). The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts.

            (b) Each of the parties hereby irrevocably and unconditionally consents to venue in the New York Courts, and hereby irrevocably and unconditionally waives any objection to the laying of venue of any judicial proceeding in the New York Courts, and agrees not to plead or claim in any such New York Court that any such judicial proceeding brought in any such court has been brought in an inconvenient forum.

            (c) Each of the parties waives the right to a trial by jury in any action under this Agreement or any judicial proceeding arising out of the transactions contemplated hereby, regardless of which party initiates such judicial proceeding.

            8.3 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Purchaser and their respective successors and assigns, provided that neither the Company nor Purchaser may assign or transfer any or all of its rights or obligations under this Agreement without the prior written consent of the other party and any attempted assignment without such consent shall be null and void.

            8.5 Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Purchasers or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of, or a waiver of any right under, this Agreement.

            8.6 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

            8.7 Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be deemed to have been sufficiently given for all purposes if (a) mailed by first class certified or registered mail, postage prepaid, (b) sent by nationally recognized overnight courier for next Business Day delivery, (c) personally delivered, or
(d) made by telecopy or facsimile transmission with confirmed receipt.

         If to Company:    Discovery Laboratories, Inc.
                           350 South Main Street, Suite 307
                           Doylestown, PA 18901-4874
                           Attn:  President
                           Facsimile: (215) 340-3940

         with a copy to:   Roberts, Sheridan & Kotel
                           The New York Practice of
                           Dickstein Shapiro's Corporate & Finance Group
                           1177 Avenue of the Americas, 41st Floor
                           New York, NY 10036-2714
                           Attn: Ira L. Kotel
                           Facsimile: (212) 997-9880

         In the case of Buyer:   Laboratorios del Dr. Esteve, S.A.
                                 Av. Mare de Deu de Montserrat, 221
                                 08041 Barcelona (Spain)
                                 Attention:  Development Director
                                 Facsimile: 34.93.433.00.72

            8.8 Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

            8.9 Other Documents. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

            8.10 Publicity. Except as otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, neither party shall, and shall cause its respective Affiliates not to, not, issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the other parties' prior written approval of the contents and the manner of presentation and publication thereof (which approval shall not be unreasonably withheld or delayed).

            8.11 No Third Party Beneficiaries. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the Holders of Registrable Securities and certain indemnitees.

            8.12 Survival. The representations, warranties, covenants and agreements made herein by the Company and Purchaser shall survive the Closing.

            8.13 HSR Filings. Purchaser acknowledges and agrees that if any of the transactions contemplated by this Agreement or any other Transaction Agreement shall require compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and the antitrust, competition, foreign investment or similar laws of any foreign countries or supranational commissions or boards that require pre-merger notifications or filings by either the Company or Purchaser, neither party shall have breached in any material respect its obligations under this Agreement if the closing of any such transaction is delayed to allow the parties to comply with any such laws, rules and regulations, and any waiting periods required thereunder, including, but not limited to compliance with any "Second Requests" as provided for, and defined in, the HSR Act.

            8.14 Entire Agreement. This Agreement and the other Transaction Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter thereof and supersede all prior oral or written agreements and understandings relating to the subject matter thereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Transaction Agreements shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Transaction Agreements.

                 REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, Company and Purchaser have caused this Common Stock Purchase Agreement to be executed in their names by their duly authorized officers or representatives effective as of the date first above written.

                                    DISCOVERY LABORATORIES, INC.

                                    By: /s/ Robert J. Capetola
                                       -----------------------------------------
                                    Name: Robert J Capetola, Ph.D.
                                    Title: President and Chief Executive Officer


                                    LABORATORIOS DEL DR. ESTEVE S.A.

                                    By: /s/ Joan Esteve
                                       -----------------------------------------
                                    Name: Mr. Joan Esteve
                                    Title: Vice-President

                                                                 SCHEDULE 4.6(b)

Options:
        ATI Plan, available & unexercised                               157,040
        1996 Plan, available & unexercised                               58,374
        1998 Plan, available & unexercised                            3,931,926
        Non-Plan, issued & unavailable                                  120,000
Common Placement Warrants                                                55,621
Common Placement Warrants                                               164,911
Preferred B Placement Warrants                                          654,911
Unit Options                                                            394,959
Common Placement Warrants                                               348,341
Class C Warrants                                                         56,907
Class E Warrants                                                        580,569
Class F Warrants                                                        712,552
Class G Warrants                                                        357,143
Class H Warrants*                                                       564,706
Other Warrants:
        Leerink Swann                                                    65,000
        Shipley Raidy                                                    50,000
                                                                      ---------
                                                                      8,272,960
                                                                      =========

*Includes 244,706 Class H Warrants that may be issued in conjunction with the PharmaBio Development Inc. Class H Warrant Agreement.